Exhibit 99.1

Unless otherwise indicated or the context otherwise requires:

•

“Holdings,” “our company,” “we,” “our” and “us” refer to JohnsonDiversey Holdings, Inc. and, unless the context otherwise requires, its consolidated subsidiaries. Holdings owns all of the outstanding shares of JohnsonDiversey common stock, except for one share owned by SCJ. Holdings is a holding company and its sole business interest is the ownership and control of JohnsonDiversey and its subsidiaries.

•	“JohnsonDiversey” refers to JohnsonDiversey, Inc.

•	“CMH” refers to Commercial Markets Holdco, Inc.

•	“SCJ” refers to S.C. Johnson & Son, Inc.

•	“SNW” refers to SNW Co., Inc., a wholly-owned subsidiary of SCJ.

•	“CD&R” refers to Clayton, Dubilier & Rice, Inc., or any successor to its investment management business.

•	“CD&R Investor” refers to CDR Jaguar Investor Company, LLC, a Delaware limited liability company organized by Clayton, Dubilier & Rice Fund VIII, L.P., a private investment fund managed by CD&R.

•

“CD&R Investor Parties” refers to CD&R Investor and CDR F&F Jaguar Investor, LLC, a Delaware limited liability company organized by CD&R Friends & Family Fund VIII, L.P., a private investment fund managed by CD&R.

•	“Unilever” refers to Unilever PLC, Unilever N.V. and their subsidiaries.

•	“Marga” refers to Marga B.V., a wholly-owned subsidiary of Unilever.

•	“Conopco” refers to Conopco, Inc., a wholly-owned subsidiary of Unilever.

•	The “Transactions” refers to the transactions described in the section “The Transactions.”

•	“GAAP” refers to generally accepted accounting principles in the United States.

SUMMARY HISTORICAL AND PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL DATA

The summary audited historical consolidated financial data below as of and for the fiscal years ended December 29, 2006, December 28, 2007 and December 31, 2008 are derived from our audited consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2008. The summary unaudited historical consolidated financial data as of and for the nine months ended September 26, 2008 and October 2, 2009 are derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2009. In the opinion of management, our unaudited interim consolidated financial statements as of and for the nine months ended September 26, 2008 and October 2, 2009 include all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for the periods covered by such financial statements. The unaudited pro forma financial data below as of and for the twelve months ended October 2, 2009 reflect adjustments to our historical financial data to give effect to the Transactions. You should read the following summary historical and unaudited pro forma condensed consolidated financial data together with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our historical consolidated financial statements, including the related notes, in each case, in our annual report on Form 10-K for the fiscal year ended December 31, 2008 and our quarterly report on Form 10-Q for the period ended October 2, 2009.

	Historical					Pro Forma
	Fiscal Year Ended (audited)			Nine Months Ended (unaudited)		Twelve Months Ended (unaudited)
	As of and for December 29, 2006	As of and for December 28, 2007	As of and for December 31, 2008	As of and for September 26, 2008	As of and for October 2, 2009	As of and for October 2, 2009
	(dollars in thousands)
Selected Income Statement Data:
Net sales (1)	$2,839,268	$3,041,740	$3,315,877	$2,523,411	$2,312,603	$3,105,069
Cost of sales	1,666,817	1,764,224	1,990,082	1,496,279	1,364,905	1,858,708
Gross profit	1,172,451	1,277,516	1,325,795	1,027,132	947,698	1,246,361
Selling, general and administrative expenses	1,123,908	1,117,734	1,068,851	819,077	732,776	982,550
Research and development expenses	58,112	65,539	67,077	50,885	46,591	62,783
Restructuring expenses	114,787	27,165	57,291	13,484	8,162	51,969
Operating profit (loss)	(124,356)	67,078	132,576	143,686	160,169	149,059
Interest expense, net	149,925	143,069	145,544	108,764	102,253	149,159
Other (income) expense, net	5,232	(787)	5,671	678	(4,316)	677
Income tax provision (benefit)	(94,284)	64,534	51,298	69,416	51,886	43,431
Income (loss) from continuing operations	(185,229)	(139,738)	(69,937)	(35,172)	10,346	(44,208)
Income (loss) from discontinued operations, net of tax	283,232	7,966	10,416	12,962	(1,055)	(4,204)
Net income (loss)	98,003	(131,772)	(59,521)	(22,210)	9,291	(48,412)
Net income (loss) attributable to noncontrolling interests	25	—	—	—	—	—
Net income (loss) attributable to JohnsonDiversey Holdings, Inc.	97,978	(131,772)	(59,521)	(22,210)	9,291	(48,412)

Selected Balance Sheet Data:
Cash and cash equivalents	$208,418	$97,176	$107,923	$181,623	$128,750	$128,750
Total assets	3,321,310	3,454,809	3,215,172	3,482,217	3,350,702	3,413,030
Total debt, including current portion	1,456,073	1,486,511	1,470,809	1,508,820	1,491,320	1,668,612
Stockholders’ equity	48,882	77,680	(96,245)	31,752	(11,876)	408,564

Selected Other Financial Data:
EBITDA (2)	$465,164	$235,519	$276,882	$266,664	$245,335	$255,552
Credit Agreement EBITDA (2)	315,052	373,525	363,038	292,519	297,327	367,733
Capital expenditures (3)	93,381	111,159	121,211	86,569	58,988	93,630
Depreciation and amortization	198,410	156,746	128,236	98,628	82,019	111,627
Cash interest expense, net	109,960	115,091	136,264	76,505	70,236	102,857

Credit Statistics:
Total debt, including current portion/Credit Agreement EBITDA						4.54x
Total net debt, including current portion/Credit Agreement EBITDA						4.19x
Credit Agreement EBITDA/Cash interest expense, net						3.58x

(1)	Sales agency termination fees of $1.1 million, $3.2 million, $0.7 million, $0.6 million, $0.5 million and $0.6 million under our prior sales agency agreement with Unilever were included in net sales for the fiscal years ended December 29, 2006, December 28, 2007 and December 31, 2008, the nine months ended September 26, 2008 and October 2, 2009 and the twelve months ended October 2, 2009, respectively.

(2)	We present EBITDA because we believe it provides investors with important additional information to evaluate our performance. We believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, we believe that investors, analysts and rating agencies will consider EBITDA useful in measuring our ability to meet our debt service obligations. However, EBITDA is not a recognized measure under GAAP, and when analyzing our financial results, investors should use EBITDA in addition to, and not as an alternative to, net income or net cash provided by operating activities as defined under GAAP. In addition, because other companies may calculate EBITDA differently, this measure will not be comparable to EBITDA or similarly titled measures reported by other companies.

We also present Credit Agreement EBITDA because it is a financial measure that will be used in the credit agreement for the new senior secured credit facilities. Credit Agreement EBITDA is not a recognized measure under GAAP and should not be considered as a substitute for financial performance and liquidity measures determined in accordance with GAAP, such as net income, operating income or operating cash flow. Credit Agreement EBITDA differs from the term EBITDA as it is commonly used. Credit Agreement EBITDA is calculated as set forth below and is defined in accordance with the credit agreement for the new senior secured credit facilities.

Borrowings under the new senior secured credit facilities will be a key source of our liquidity. JohnsonDiversey’s ability to borrow under the new senior secured credit facilities will depend upon, among other things, compliance with certain representations, warranties and covenants under the credit agreement for the new senior secured credit facilities. The financial covenants in the new senior secured credit facilities include a specified debt to Credit Agreement EBITDA leverage ratio and a specified Credit Agreement EBITDA to interest expense coverage ratio for specified periods. Failure to comply with these financial ratio covenants would result in a default under the credit agreement for the new senior secured credit facilities and, absent a waiver or an amendment from our lenders, would permit the acceleration of all outstanding borrowings under the new senior secured credit facilities.

The following table reconciles EBITDA and Credit Agreement EBITDA to net cash flows provided by (used in) operating activities, which is the GAAP measure most comparable to EBITDA and Credit Agreement EBITDA, for each of the periods for which EBITDA and Credit Agreement EBITDA are presented.

	Historical					Pro Forma
	Fiscal Year Ended (audited)			Nine Months Ended (unaudited)		Twelve Months Ended (unaudited)
	December 29, 2006	December 28, 2007	December 31, 2008	September 26, 2008	October 2, 2009	October 2, 2009
	(dollars in thousands)
Net cash flows provided by (used in) operating activities	$(6,492)	$11,619	$4,795	$28,518	$80,776	$(36,796)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures of businesses	96,320	93,171	(5,044)	105,261	44,257	65,687
Depreciation and amortization expense	(198,410)	(156,746)	(128,236)	(98,628)	(82,019)	(111,627)
Amortization of debt issuance costs	(6,075)	(4,974)	(5,211)	(3,913)	(3,672)	(14,983)
Interest accreted on notes payable	(42,115)	(24,606)	(4,244)	(13,566)	(14,072)	—
Interest accrued on long-term receivables–related parties	2,464	2,583	2,749	2,021	2,138	—
Changes in deferred income taxes	10,395	(41,618)	21,620	(41,888)	(16,103)	46,719
Changes in restricted cash and cash equivalent	—	—	49,463	—	—	—
Gain (loss) from divestitures	255,761	(538)	11,753	11,709	(732)	(688)
Gain (loss) on property disposals	(581)	4,218	(736)	73	(173)	(982)
Compensation costs for long-term incentives	(393)	(515)	(400)	(300)	(161)	(261)
Other	(12,896)	(14,366)	(6,030)	(11,497)	(948)	4,519

Net income (loss) attributable to JohnsonDiversey, Inc.	97,978	(131,772)	(59,521)	(22,210)	9,291	(48,412)
Net income (loss) attributable to noncontrolling interests	25	—	—	—	—	—
Income tax provision	18,544	67,410	62,571	81,482	51,772	43,127
Interest expense, net	150,207	143,135	145,596	108,764	102,253	149,210
Depreciation and amortization expense	198,410	156,746	128,236	98,628	82,019	111,627

EBITDA (unaudited)	465,164	235,519	276,882	266,664	245,335	255,552

Adjustments (unaudited):
Restructuring related costs (a)	199,181	105,453	94,014	39,467	30,816	85,744
Acquisition and divestiture adjustment (b)	(381,637)	1,161	(22,624)	(25,911)	1,169	3,962
Non-cash and other items, net (c)	28,078	18,925	1,635	1,669	5,818	5,784
Compensation adjustment (d)	4,266	12,467	13,131	10,630	14,189	16,691

Credit Agreement EBITDA (unaudited) (e)	$315,052	$373,525	$363,038	$292,519	$297,327	$367,733

(a)	For a further description of restructuring and other one-time charges relating to the November 2005 Plan, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2009.
(b)	For a further description of adjustments related to businesses divested during the applicable period, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2009.
(c)	Adjustments primarily related to changes in the allowance for doubtful accounts, changes in the reserve for excess and obsolete inventory and gains and losses on sales of capital assets.
(d)	Expenses related to certain cash-based employee benefits that will be converted to an equity plan in connection with the Transactions.
(e)	Credit Agreement EBITDA includes EBITDA of certain operations divested subsequent to the applicable period of $44,144, $17,637 and $7,918 in the fiscal years ended December 29, 2006, December 28, 2007 and December 31, 2008, respectively, and $7,918 in the nine months ended September 26, 2008.

(3)	Capital expenditures include expenditures for capitalized computer software.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma condensed consolidated balance sheet presented below reflects the unaudited condensed consolidated historical balance sheet of JohnsonDiversey Holdings, Inc. as of October 2, 2009 as if the Transactions, as described under “The Transactions,” had occurred on that date. The unaudited pro forma condensed consolidated statements of operations presented below reflect the operations of JohnsonDiversey Holdings, Inc. for the nine months and twelve months ended October 2, 2009 and the operations of JohnsonDiversey Holdings, Inc. for the year ended December 31, 2008 as if the Transactions had occurred on December 29, 2007.

The unaudited pro forma condensed consolidated financial information of JohnsonDiversey Holdings, Inc. presented below is derived from the historical consolidated financial statements of JohnsonDiversey Holdings, Inc. and adjusted to give effect to, among other things:

•

the repurchase or redemption of our outstanding senior discount notes and repayment of all outstanding borrowings under the existing senior secured credit facilities, which we refer to as existing debt, totaling $1.46 billion, plus payment of accrued interest of $42.6 million, payment of a redemption premium of $17.3 million, and payment of $4.7 million to terminate the interest rate swap contracts associated with the term loans, all as of October 2, 2009;

•	the write-off as a direct charge to retained earnings of the unamortized balance of capitalized debt issuance costs of existing debt of $11.2 million as of October 2, 2009;

•

the incurrence by us of $1.65 billion of new indebtedness, including the senior notes we intend to offer pursuant to a private placement and approximately $74.3 million in capitalized new debt issuance costs as of October 2, 2009;

•

the settlement of amounts due from Unilever, consisting of $84.1 million of receivables and $30.0 million of payables, relating to post-closing adjustments associated with the acquisition of the DiverseyLever business in 2002, and payments due to Unilever under the sales agency arrangements, as of October 2, 2009;

•	the repurchase of $83.3 million previously securitized accounts receivable as of October 2, 2009; and

•

the recognition of incremental interest expense of the following amounts, as if the Transactions occurred on December 29, 2007, reflecting the result of the change in balances and interest rates for the periods indicated:

–	$2.7 million for the nine months ended October 2, 2009;
–	$7.3 million for the twelve months ended October 2, 2009; and
–	$20.8 million for the year ended December 31, 2008.

Regardless of the exact legal order of the Transactions, items that impact us are reflected in our unaudited condensed pro forma consolidated financial statements.

The pro forma adjustments are based upon available information and assumptions that management believes are reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates and may not prove to be accurate.

The unaudited pro forma condensed consolidated statements of operations presented below do not reflect any one-time charges or additional costs expected to result from the Transactions. Non-recurring charges related to the Transactions have been excluded from the unaudited pro forma condensed consolidated statements of operations in accordance with Regulation S-X. The estimated pre-tax, one-time charges that have been excluded include the following amounts as of December 28, 2007: (a) the write-off of $19.5 million of unamortized capitalized debt issuance costs associated with existing debt, (b) the payment of $17.3 million redemption premium to extinguish existing debt, and (c) the payment of $4.5 million to terminate the interest rate swap contracts.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only and does not reflect what JohnsonDiversey Holdings, Inc.’s financial position and results of operations would have been had the Transactions occurred on the dates indicated and are not indicative of JohnsonDiversey Holdings, Inc.’s future financial position and future results of operations. The consolidated financial statements of JohnsonDiversey Holdings, Inc. will reflect the effects of the Transactions only from the date of completion of the Transactions. In addition, the unaudited pro forma condensed consolidated financial information reflects assumptions with respect to the debt financing for the Transactions, including but not limited to assumptions regarding the availability of each of the debt obligations at and after closing on financial terms currently contemplated and the interest rates applicable to each such obligation, that are subject to changes that may be material.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and the financial statements and related notes and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2009.

JOHNSONDIVERSEY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF OCTOBER 2, 2009 (dollars in thousands)

	Historical (unaudited)	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$128,750	$—	(1)	$128,750
Restricted cash	22,079	—		22,079
Accounts receivable	549,294	83,310	(2)	632,604
Accounts receivable—related parties	106,519	(84,110)	(3)	22,409
Inventories	274,021	—		274,021
Deferred income taxes	36,584	—		36,584
Other current assets	173,113	6,406	(4)	179,519
Current assets of discontinued operations	115	—		115

Total current assets	1,290,475	5,606		1,296,081
Property, plant and equipment, net	409,420	—		409,420
Capitalized software, net	47,651	—		47,651
Goodwill	1,275,934	—		1,275,934
Other intangibles, net	226,483	—		226,483
Long-term receivables—related parties	—	—		—
Other assets	97,983	56,722	(4)	154,705
Noncurrent assets of discontinued operations	2,756	—		2,756

Total assets	$3,350,702	$62,328		$3,413,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$38,538	$—		$38,538
Current portion of long-term debt	17,144	1,072	(5)	18,216
Accounts payable	325,422	—		325,422
Accounts payable—related parties	66,995	(30,037)	(6)	36,958
Accrued expenses	494,971	(47,317)	(7)	447,654
Current liabilities of discontinued operations	4,390	—		4,390

Total current liabilities	947,460	(76,282)		871,178
Pension and other post-retirement benefits	282,441	—		282,441
Long-term borrowings	1,435,638	176,220	(5)	1,611,858
Long-term payables—related parties	1,050	—		1,050
Deferred income taxes	99,006	(686)	(8)	98,320
Other liabilities	133,851	—		133,851
Noncurrent liabilities of discontinued operations	5,768	—		5,768

Total liabilities	2,905,214	99,252		3,004,466
Class B common stock subject to put and call options	457,364	(457,364)	(9)	—
Stockholders’ equity	(11,876)	420,440	(10)	408,564

Total liabilities and stockholders’ equity	$3,350,702	$62,328		$3,413,030

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet As of October 2, 2009 (dollars in thousands)

(1)	Represents the following pro forma adjustments that adjust JohnsonDiversey Holdings, Inc.’s cash in accordance with the Transactions:

Repayment of existing debt
Repurchase or redemption of JohnsonDiversey senior subordinated notes and repayment of indebtedness under existing senior secured credit facilities		$(1,052,412)
Payment of repurchase/redemption premiums on JohnsonDiversey senior subordinated notes		(10,071)
Payment of redemption premium on Holdings senior discount notes		(7,224)
Payment of accrued interest		(42,637)
Payment to terminate interest rate swaps		(4,680)
Repurchase of previously securitized accounts receivable		(83,310)
Repurchase of Holdings senior discount notes		(406,303)

New debt
Cash proceeds (net of original issue discount)		1,621,680
New debt issuance costs		(74,316)

Equity from new investors
Cash proceeds		486,900
New equity costs		(37,127)

Settlement to Unilever
Equity cash consideration on redemption of class B common stock	(444,573)
Amount paid by Unilever, relating to post-closing adjustments, associated with the acquisition of the DiverseyLever business in 2002	84,110
Amount paid to Unilever, relating to post-closing adjustments, associated with the acquisition of the DiverseyLever business in 2002	(11,768)
Amount paid to Unilever, under the sales agency arrangements carried in Accounts payable—related parties	(18,269)

Net Settlement to Unilever		(390,500)

		$—

(2)	Represents the repurchase of previously securitized accounts receivable.

(3)	Represents the settlement of amounts paid by Unilever (see Note 1).

(4)	Represents the net adjustment to capitalized debt issuance costs:

	Other Current Assets	Other Assets	Total
Capitalized Debt Issuance Costs
Write-off of unamortized debt issuance costs on existing debt	$(4,551)	$(6,637)	$(11,188)
Capitalization of new debt issuance costs—Holdings	668	10,061	10,729
Capitalization of new debt issuance costs—JohnsonDiversey	10,289	53,298	63,587

Net	$6,406	$56,722	$63,128

(5)	Represents the pro forma adjustments to debt, assuming the following proceeds from new debt, less payment of existing debt:

	Historical (unaudited)	Pro Forma Adjustments (unaudited)	Pro Forma (unaudited)
Existing Debt
Senior discount notes	$406,303	$(406,303)	$—
Term loan B	425,375	(425,375)	—
Japan loan	8,394	—	8,394
Senior subordinated notes	627,037	(627,037)	—

New Debt
Senior notes offered hereby	—	250,000	250,000
Euro term loan	—	500,000	500,000
U.S. dollar term loan	—	450,000	450,000
Canadian dollar term loan	—	50,000	50,000
8.25% JohnsonDiversey senior notes	—	400,000	400,000
Original issue discount	(14,327)	(13,993)	(28,320)

Total debt	1,452,782	177,292	1,630,074
Less: Current maturities of long-term debt	17,144	1,072	18,216

Total long-term debt	$1,435,638	$176,220	$1,611,858

The debt obligations set forth above reflect assumptions with respect to the debt financing for the Transactions, including but not limited to assumptions regarding the availability of each of the debt obligations at and after the closing of the Transactions on financial terms currently contemplated and the interest rates applicable to each such obligation, and that are subject to changes that may be material.

(6)	Represents the pro forma settlement of the following amounts paid to Unilever:

Paid to Unilever under the sales agency arrangements	$(18,269)
Paid to Unilever, relating to post-closing adjustments associated with the DiverseyLever acquisition in 2002	(11,768)

$(30,037)

(7)	Represents pro forma payment of the following accrued expenses:

Payment to terminate interest rate swaps	$(4,680)
Payment of accrued interest	(42,637)

$(47,317)

Three interest rate swaps with expiration dates of May 2010 are anticipated to be terminated in connection with the Transactions. These swaps were purchased to hedge our floating interest rate exposure on term loan B with a final maturity of December 2011. Pursuant to the Transactions, term loan B is to be settled and the interest rate swaps are to be terminated.

(8)	Represents the impact on deferred income taxes as a result of the pro forma adjustment related to write-off of unamortized debt issuance costs on existing debt.

(9)	Represents the following pro forma adjustments to Class B common stock:

Adjustment to fair value of Class B common stock	$26,809
Cash consideration on redemption of Class B common stock	(444,573)
Warrant set aside for Unilever as partial consideration for Class B common stock	(39,600)

$(457,364)

(10)	Represents the following pro forma adjustments to stockholders’ equity:

Cash proceeds from stock issuance to new investors	$486,900

Adjustment to additional paid-in-capital:
Warrant set aside for Unilever	39,600
Adjustment to fair value of Class B common stock	(26,809)
Payment of equity issuance costs	(37,127)

Charges to retained earnings:
Write-off of unamortized original issue discount	(14,327)
Write-off of unamortized debt issuance costs on existing debt	(11,188)
Tax impact of above write-off	686
Payment of redemption premium on existing debt	(17,295)

$(420,440)

JOHNSONDIVERSEY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED OCTOBER 2, 2009 (dollars in thousands)

	Historical (unaudited)	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
Net sales:
Net product and service sales	$2,293,332	$—		$2,293,332
Sales agency fee income	19,271	—		19,271

	2,312,603	—		2,312,603
Cost of sales	1,364,905	—		1,364,905

Gross profit	947,698	—		947,698
Selling, general and administrative expenses	732,776	—		732,776
Research and development expenses	46,591	—		46,591
Restructuring expenses	8,162	—		8,162

Operating profit	160,169	—		160,169
Other (income) expense:
Interest expense	106,013	2,729	(1)	108,872
Interest income	(3,760)	2,138	(2)	(1,622)
Other income, net	(4,316)	—		(4,316)

Income before continuing operations before income taxes	62,232	(4,867)		57,365
Income tax provision	51,886	2,038	(3)	53,924

Income (loss) from continuing operations	10,346	(6,905)		3,441
Income (loss) from discontinued operations, net of income taxes	(1,055)	—	(3)	(1,055)

Net income (loss)	$9,291	$(6,905)		$2,386

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Nine Months Ended October 2, 2009 (dollars in thousands)

(1)	Represents the pro forma incremental interest expense resulting from the new debt, assuming an overall weighted average interest rate of 7.35% on all indebtedness. This pro forma adjustment also includes the amortization of debt issuance costs associated with the new debt. The interest expense pro forma adjustment consists of the following:

Estimated interest expense on new debt	$91,215
Adjust for interest expense on retired debt	(87,715)
Amortization of new debt issuance costs and discounts	10,554
Adjust for amortization of retired debt issuance costs and discounts	(6,542)
Actual interest rate swap contract expense	(4,783)

Incremental interest expense	$2,729

The estimated interest rate set forth above is solely for illustrative purposes and reflects assumptions with respect to the debt financing for the Transactions, including but not limited to assumptions regarding the availability of each of the debt obligations at and after closing on financial terms currently contemplated and the interest rates applicable to each such obligation, that are subject to changes that may be material.

In addition, the estimated interest rate set forth above, and the associated interest payments to be made by JohnsonDiversey Holdings, Inc. and subsidiaries are subject to negotiation of the definitive debt financing documents and the expected issuance of the senior notes pursuant to a private placement.

An increase or decrease in the weighted average interest rate on new debt by 12.5 basis points will decrease or increase earnings before provision for income taxes, as the case may be by approximately $1.6 million.

(2)	Represents the pro forma de-recognition of interest income on net amounts owed by Unilever.

(3)	Represents the income tax effect of the preceding pro forma adjustments. The pro forma adjustments increasing or decreasing non-U.S. pre-tax income from continuing operations have been tax-effected using the relevant statutory income tax rates to arrive at an estimated 12-month effective income tax rate, which is then applied to year-to-date pre-tax income from continuing operations. The pro forma adjustments reducing U.S. pre-tax loss from continuing operations does not allow for an income tax benefit (or expense) in continuing operations due to the U.S. valuation allowance. In accordance with ASC Topic 740, “Income Taxes,” the income tax benefit from use of the pre-tax loss from continuing operations to offset income in other comprehensive income is reported as an income tax benefit for continuing operations. The pro forma adjustments reduced the amount of benefit previously recorded in continuing operations.

JOHNSONDIVERSEY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED OCTOBER 2, 2009 (dollars in thousands)

	Historical (unaudited)	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
Net sales:
Net product and service sales	$3,079,154	$—		$3,079,154
Sales agency fee income	25,915	—		25,915

	3,105,069	—		3,105,069
Cost of sales	1,858,708	—		1,858,708

Gross profit	1,246,361	—		1,246,361
Selling, general and administrative expenses	982,550	—		982,550
Research and development expenses	62,783	—		62,783
Restructuring expenses	51,969	—		51,969

Operating profit	149,059	—		149,059
Other (income) expense:
Interest expense	144,490	7,260	(1)	151,750
Interest income	(5,457)	2,866	(2)	(2,591)
Other income, net	677	—		677

Income before continuing operations before income taxes	9,349	(10,126)		(777)
Income tax provision (benefit)	33,768	9,663	(3)	43,431

Income (loss) from continuing operations	(24,419)	(19,789)		(44,208)
Income (loss) from discontinued operations, net of income taxes	(3,601)	(603)	(3)	(4,204)

Net income (loss)	$(28,020)	$(20,392)		$(48,412)

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Twelve Months Ended October 2, 2009 (dollars in thousands)

(1)	Represents the pro forma incremental interest expense resulting from the new debt, assuming an overall weighted average interest rate of 7.57% on all indebtedness. This pro forma adjustment also includes the amortization of debt issuance costs associated with the new debt. The interest expense pro forma adjustment consists of the following:

Estimated interest expense on new debt	$126,487
Adjust for interest expense on retired debt	(119,609)
Amortization of new debt issuance costs and discounts	14,983
Adjust for amortization of retired debt issuance costs and discounts	(8,794)
Actual interest rate swap contract expense	(5,807)

Total interest cost differential	$7,260

The estimated interest rate set forth above is solely for illustrative purposes and reflects assumptions with respect to the debt financing for the Transactions, including but not limited to assumptions regarding the availability of each of the debt obligations at and after closing on financial terms currently contemplated and the interest rates applicable to each such obligation, that are subject to changes that may be material.

In addition, the estimated interest rate set forth above, and the associated interest payments to be made by JohnsonDiversey Holdings, Inc. and subsidiaries are subject to negotiation of the definitive debt financing documents and the expected issuance of the senior notes pursuant to a private placement.

An increase or decrease in the weighted average interest rate on new debt by 12.5 basis points will decrease or increase earnings before provision for income taxes, as the case may be by approximately $2.1 million.

(2)	Represents the pro forma de-recognition of interest income on net amounts owed by Unilever.

(3)	Represents the income tax effect of the preceding pro forma adjustments. The continuing and discontinued operations income tax provision for the twelve months ended October 2, 2009 has been calculated according to GAAP tax accounting rules that apply to a year end statement. The pro forma adjustments increasing or decreasing non-U.S. pre-tax income from continuing operations have been tax-effected using the relevant statutory income tax rates.

JOHNSONDIVERSEY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(dollars in thousands)

	Historical (audited)	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
Net sales:
Net product and service sales	$3,280,857	$—		$3,280,857
Sales agency fee income	35,020	—		35,020

	3,315,877	—		3,315,877
Cost of sales	1,990,082	—		1,990,082

Gross profit	1,325,795	—		1,325,795
Selling, general and administrative expenses	1,068,851	—		1,068,851
Research and development expenses	67,077	—		67,077
Restructuring expenses	57,291	—		57,291

Operating profit	132,576	—		132,576
Other (income) expense:
Interest expense	153,224	20,833	(1)	174,057
Interest income	(7,680)	2,749	(2)	(4,931)
Other income, net	5,671	—		5,671

Income before continuing operations before income taxes	(18,639)	(23,582)		(42,221)

Income tax provision	51,298	(2,447)	(3)	48,851

Income (loss) from continuing operations	(69,937)	(21,135)		(91,072)
Income from discontinued operations, net of income taxes	10,416	—	(3)	10,416

Net income (loss)	$(59,521)	$(21,135)		$(80,656)

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2008

(dollars in thousands)

(1)	Represents the pro forma incremental interest expense resulting from the new debt, assuming an overall weighted average interest rate of 8.73% on all indebtedness. This pro forma adjustment also includes the amortization of debt issuance costs associated with the new debt. The interest expense pro forma adjustment consists of the following:

Estimated interest expense on new debt	$143,233
Adjust for interest expense on retired debt	(127,368)
Amortization of new debt issuance costs and discounts	17,451
Adjust for amortization of retired debt issuance costs and discounts	(8,763)
Actual interest rate swap contract expense	(3,720)

Incremental interest expense	$20,833

The estimated interest rate set forth above is solely for illustrative purposes and reflects assumptions with respect to the debt financing for the Transactions, including but not limited to assumptions regarding the availability of each of the debt obligations at and after closing on financial terms currently contemplated and the interest rates applicable to each such obligation, that are subject to changes that may be material.

In addition, the estimated interest rate set forth above, and the associated interest payments to be made by JohnsonDiversey Holdings, Inc. and/or one or more of our subsidiaries, are subject to negotiation of the definitive debt financing documents and the expected issuance of the senior notes pursuant to a private placement.

An increase or decrease in the weighted average interest rate on new debt by 12.5 basis points will decrease or increase earnings before provision for income taxes, as the case may be by approximately $2.1 million.

(2)	Represents the pro forma de-recognition of interest income on net amounts owed by Unilever.

(3)	Represents the income tax effect of the preceding pro forma adjustments. The pro forma adjustments increasing or decreasing non-U.S. pre-tax income from continuing operations have been tax-effected using the relevant statutory income tax rate. The pro forma adjustments reducing U.S. pre-tax loss from continuing operations does not allow for an additional income tax benefit (or expense) in continuing operations due to the U.S. valuation allowance.